Exhibit 21

Subsidiaries

Company Name	Domicile
ALFS, Inc.	Delaware

ALIC Reinsurance Company	South Carolina

Allstate Assignment Company	Nebraska

Allstate Assurance Company	Illinois

Allstate Bank	Federal Jurisdiction

Allstate County Mutual Insurance Company	Texas

Allstate Distributors, L.L.C.	Delaware

Allstate Financial Advisors, LLC	Delaware

Allstate Financial Capital Partners, LLC	Delaware

Allstate Financial Corporation	Illinois

Allstate Financial Services, LLC*	Delaware

Allstate Financial , LLC	Delaware

Allstate Fire and Casualty Insurance Company	Illinois

Allstate Floridian Indemnity Company	Illinois

Allstate Floridian Insurance Company	Illinois

Allstate Indemnity Company	Illinois

Allstate Insurance Company	Illinois

Allstate Institutional Advisors, LLC	Delaware

Allstate Insurance Company of Canada	Canada

Allstate Insurance Holdings, LLC	Delaware

Allstate International Insurance Holdings, Inc.	Delaware

Allstate Investment Management Company	Delaware

Allstate Investment Management Limited	United Kingdom

Allstate Investments, LLC	Delaware

Allstate Life Insurance Company	Illinois

Allstate Life Insurance Company of Canada	Canada

Allstate Life Insurance Company of New York	New York

Allstate Motor Club, Inc.	Delaware

Allstate New Jersey Insurance Company	Illinois

Allstate New Jersey Property and Casualty Insurance Company	Illinois

Allstate Non-Insurance Holdings, Inc.	Delaware

Allstate North American Insurance Company	Illinois

Allstate Property and Casualty Insurance Company	Illinois

Allstate Reinsurance Ltd.	Bermuda

Allstate Settlement Corporation	Nebraska

Allstate Texas Lloyd’s	Texas

Allstate Texas Lloyd’s, Inc.	Texas

American Heritage Life Insurance Company	Florida

American Heritage Life Investment Corporation	Delaware

* Doing business as LSA Securities in Pennsylvania

American Heritage Service Company	Florida

Charter National Life Insurance Company	Illinois

Concord Heritage Life Insurance Company, Inc.	New Hampshire

Deerbrook General Agency, Inc.	Texas

Deerbrook Insurance Company	Illinois

E.R.J. Insurance Group, Inc.†	Florida

Encompass Floridian Indemnity Company	Illinois

Encompass Floridian Insurance Company	Illinois

Encompass Home and Auto Insurance Company	Illinois

Encompass Indemnity Company	Illinois

Encompass Independent Insurance Company	Illinois

Encompass Insurance Company	Illinois

Encompass Insurance Company of America	Illinois

Encompass Insurance Company of Massachusetts	Massachusetts

Encompass Insurance Company of New Jersey	Illinois

Encompass Property and Casualty Company	Illinois

Encompass Property and Casualty Insurance Company of New Jersey	Illinois

First Colonial Insurance Company	Florida

Intramerica Life Insurance Company	New York

Ivantage Select Agency, Inc.	Illinois

Kennett Capital, Inc.	Delaware

Kennett Capital Holdings, LLC	Delaware

Kennett Capital Partners, LLC	Delaware

Lincoln Benefit Life Company	Nebraska

Northbrook Indemnity Company	Illinois

Northbrook Services, Inc.	Delaware

Northbrook Technology of Northern Ireland, Limited	Northern Ireland

Pafco Insurance Company	Canada

Pembridge America, Inc.	Florida

Pembridge Insurance Company	Canada

Roadway Protection Auto Club, Inc.	Delaware

Sterling Collision Centers, Inc.	Delaware

Surety Life Insurance Company	Nebraska

Tech-Cor, LLC	Delaware

† Doing business as American Heritage Insurance Service, ERJ Enterprises and ERJ Financial Services in Florida